                               TERMINAL AGREEMENT

This AGREEMENT, made and entered into as of the 15th day of April 2001, by and between STOLTHAVEN CHICAGO INC., a Delaware corporation having an office at 12200 South Stony Island Avenue, Chicago, Illinois, 60633; hereinafter to be referred to as "Terminal" and SOUTH DAKOTA SOYBEAN PROCESSORS, hereinafter to be referred to as "Customer", and covers the furnishing of facilities and services for the storage and handling of Customer's Product as specified in
Section I hereof, hereinafter to be referred to as "Product", by Terminal for Customer at the Chicago, Illinois Terminal, under the terms and conditions set forth hereinafter:

                                   WITNESSETH

For and in consideration of the mutual covenants and agreements contained herein, it is hereby agreed as follows:

                                    SECTION 1

                             FACILITIES AND PRODUCTS

1.1 Terminal shall provide the following tank(s) and services for the storage and handling of Customer's Product as specified herein:

                                                    METHOD OF RECEIPT
            SHELL           PRODUCT TO                AND REDELIVERY
TANK(S)     CAPACITY        BE STORED                 --------------
NOS.        IN BARRELS      IN TANK             RECEIPT            REDELIVERY
-------     ----------      -------             -------            ----------
1502        30,000          Soy Oil/Crude/DG    Barge/Truck/Rail   Barge/Truck/Rail

NOTE: The above Tankage is included in storage agreement but is subject to approval of a product suitability inspection as performed by an independent surveyor at Customer direction and cost.

1.2 Stolthaven agrees to meet minimum CBOT daily "load out" requirements as described in CBOT Regulations for Warehouse Operators in applicable Item 1180.01(f).

                                    SECTION 2

                                    SERVICES

2.1 When instructed by Customer in writing, Terminal agrees to receive Customer's Product into the Terminal facilities from the inbound mode specified for each storage tank identified in Section 1 and to store such Product to the extent of the capacity of the tank for such Product. When instructed by Customer in writing, Terminal shall redeliver Product from the Terminal facilities to the outbound mode specified for each storage tank identified in Section 1. Subject to the provisions of the Agreement Terminal agrees to receive into storage and redeliver therefrom the quantity of Product specified in Section 1 hereof.

                                    SECTION 3

                               HOURS OF OPERATION

3.1 The Terminal shall remain open from 2300 hours to 2300 Hours Sunday through Friday, excluding weekends/holidays for the receipt of Product by barge/truck/rail and the redelivery of product by barge/truck or rail as described in Section 1.1. Terminal will process barges, tanktrucks and tankcars during hours other than those specified herein with applicable overtime charges specified in Section 4.

3.2 In the event any weekend/holiday work is desired by Customer, the request to Terminal must be made and acknowledged no later than 2:00 p.m. the day prior to the weekend/holiday period. Lacking this notice, work will be performed during normal work schedule commencing Sunday at 2300 hours.

3.3 The Terminal's Office Hours are from 8:00 a.m. through 4:00 p.m. Monday through Friday, excluding holidays for Administrative Services required for the processing of Customer requested orders. Should Customer request these services during hours other than those specified herein, applicable overtime charges will apply as specified in Section 4.

                                    SECTION 4

                                  CONSIDERATION

4.1 Customer agrees to pay Terminal the following charges for which Terminal agree to provide storage and services as specified herein:

1.    Facility Charges:  $5,000.00 per month

2.    Throughput Charge: $4.00 per metric ton Received.
                         $4.00 per metric ton Shipped.

3. Throughput Guarantee: One capacity turn of lease capacity (4300 MT) per contract year.

4. Throughput Allowance: Customer is allowed to move up to 30,000 Metric tons of product each contract year.

5. Miscellaneous Labor Charges: Labor for weekends and holidays shall be $66.00 per man hour. Weekday labor for services not included in the contract scope will be provided at $50.00 per man hour.

6.    Miscellaneous Materials Charge: Cost plus 15%.

7. Sampling: $15.00 per collected sample; sample packaging @ $30.00/sample and sample forwarding @ cost plus 15%.

4.2 Customer shall pay the monthly Facility charges in advance, not later than the tenth (10th) day of each calendar month or within ten (10) days of receipt of Terminal's advance notice if Customer has received Terminal's advance invoice no later than the first (1st) day of the calendar month. Throughput charges or charges for additional services or facilities shall be invoiced throughout each month and shall be payable ten (10) days after receipt of the invoice. In the event that Customer does not pay such invoices within the agreed upon time, Customer agrees to pay a late penalty charge of one percent (1%) per month on the outstanding amount of the invoice. Payments shall be made to Stolthaven Chicago Inc., Texas Commerce Bank, P.O. Box 201680 Houston, TX 77216-1680. A/C NO. 0000101766336, ABA NO. 1130000609.

                                    SECTION 5

                                      TERM

5.1 The term of this Agreement shall be for a period of One (1) Year, commencing upon the effective date of the Agreement. The Agreement's will continue on a year to year basis thereafter. Customer may terminate this Agreement by giving no less than a sixty (60) day prior written notice to be effective after the initial term or any anniversary date of this Agreement.

                                    SECTION 6

                   DETERMINATION OF SUITABILITY OF FACILITIES

6.1 It is agreed that Customer shall have an employee or duly authorized representative inspect and accept the tankage and facilities to be provided hereunder as suitable in all respects for the Product before the initial receipt by Terminal thereof. If

Customer fails to do so, the tankage and facilities shall be deemed suitable in all respects for the Product.

                                    SECTION 7

                       DETERMINATION OF QUALITY & QUANTITY

7.1 Quality and quantity of the Product handled hereunder shall be determined by an independent inspector mutually acceptable to both parties, appointed by and paid for by Customer. If Customer fails to provide such inspector, Terminal's determination thereof shall be conclusively presumed to be correct.

7.2 Quality Waiver: If Customer waives sampling of product then Customer assumes all responsibility and liability for product delivered to storage tank(s).

7.3   Actual method of receipt and redelivery of Product is specified in
Section 1.1 hereof. As applicable, the quantity of Product handled by Truck/Rail will be determined by terminal certified scales.

                                    SECTION 8

                                TITLE AND CUSTODY

8.1 Title to product delivered by Customer to terminal for storage and handling shall at all times remain with the Customer. Subject to the provisions of this Agreement, Terminal shall be deemed to have custody of and responsibility for the proper care and storage of the Product from the time it passes the flange connection between the Customer's inbound mode specified in Section 1 hereof and Terminal's receiving line and until it passes the flange connection between Terminal's delivery line and Customer's outbound mode specified in Section 1 hereof.

                                    SECTION 9

                                      TAXES

9.1 Customer shall pay any and all taxes, charges and/or assessments on the Product covered hereunder and on the storage, handling, transportation or use thereof which Terminal may be required to pay or collect under any federal, state, county or municipal law or authority now in effect or hereafter enacted.

Customer agrees to pay all taxes and assessments (including any charge or payment in lieu thereof), that may be assessed by any governmental authority against any Product with respect to the receiving, storing, handling, shipping or disposing of any Product, and Customer shall reimburse Terminal for any taxes or charges Terminal may be required to pay in regard to Customer's Product.

                                   SECTION 10

                                    INSURANCE

10.1 The charges specified herein do not include any insurance on the Product, it being expressly understood and agreed that insurance, if any, be desired by Customer, shall be carried by Customer at its own expense.

                                   SECTION 11

                                   ESCALATION

11.1 The Facility Charge and Service Fees are subject to escalation at the end of each contract year during the term of this Agreement, based on 100% of the CPI (Consumer Price Index) increase for the Chicago area. Maximum CPI escalation will be five percent for any annual contract period.

                                   SECTION 12

                          DEMURRAGE ON TRUCK EQUIPMENT

12.1 Terminal shall not have any responsibility or liability in connection with the scheduling of tank trucks utilizing the Terminal pursuant to this Agreement.

                                   SECTION 13

                       USE, CLEANING, REMOVAL AND DISPOSAL

13.1 Customer agrees to use the storage tank(s) and terminal facilities of Terminal only for the storage of Products specified in Section 1, and Customer shall be responsible for any damage to the tank(s) resulting from storage in the tank(s) of any Product which is not expressly authorized under the terms hereof or of Product so authorized which is not within normal specifications.

Upon termination of this Agreement, Customer shall remove and dispose of, at its expense, all residual Product and Material from Terminal's tank(s), equipment and/or facilities, and Customer shall pay all costs necessary to place the tank(s), equipment and/or facilities in the same condition as existed at the commencement of this Agreement, normal wear and tear excepted. Customer shall continue to be obligated to pay rent for the tank(s), equipment and/or facilities at the rates set out in Section 4 hereof until Customer shall have complied with its obligations herein. In the alternative, in the event Customer has not complied with its obligations in this Section 13 within ten (10) days after the termination of this Agreement, Terminal may cause the Facilities to be cleaned and product disposed of, and Customer shall pay the cost thereof plus fifteen percent.

                                   SECTION 14

                        RESPONSIBILITY FOR LOSS OR DAMAGE

14.1 Terminal shall not be liable for evaporation, shrinkage, contamination, or for any loss or damage to the Product handled hereunder, whether while stored in the tankage or while the Product is in the process of being received into or redelivered out of the tankage, unless such condition, loss or damage is caused solely by Terminal's failure to use reasonable care in handling, receiving, storing and/or redelivering such Product. In the event Terminal is deemed responsible for Product loss, Terminal's responsibility shall be limited to the market value of the Product.

In the event Terminal should be liable hereunder for evaporation, shrinkage, contamination or for any loss or damage to the Product, Terminal and Customer agree that Terminal's liability for said Product shall be limited to no more than the market value of Product as of the date of loss of the Product. Customer hereby agrees that Terminal shall not, under any circumstances, be liable to Customer for incidental or consequential damages incurred by Customer or by any third party as a result of Terminal's action or inaction hereunder.

                                   SECTION 15

                                    INDEMNITY

15.1 Subject to the provision of this Agreement, Terminal shall be responsible for and shall indemnify, defend and save harmless Customer from and against any and all claims, demands and causes of action brought by any and all persons, including without limitation, Terminal's officers, agents, employees, representatives, or subcontractors or by any third parties, and against any and all judgments in respect thereto on account of personal injury or death or on account of property damage or destruction or loss arising out of the negligence or willful misconduct of Terminal, its officers, employees, agents, representatives and subcontractors.

Subject to the provisions of this Agreement, Customer shall be responsible for and shall indemnify, defend and save harmless Terminal from and against any and all claims, demands and causes of action brought by any and all persons, including without limitation, Customer's officers, agents, employees, representatives or by any third parties, and against any and all judgments in respect thereto on account of personal injury or death or on account of property damage or destruction or loss arising out of the negligence or willful misconduct of Customer, its officers, employees, agents, representatives and subcontractors, or arising from inherent vice of property of Customer's Product.

Where personal injury, death, or loss of or damage to property is the result of the joint negligence or misconduct of Terminal and Customer, the extent of each party's obligations shall be determined by applicable law.

                                   SECTION 16

                      COMPLIANCE WITH LAWS AND REGULATIONS

16.1 In the event, at any time after the date this Agreement is entered into, any governmental body shall require the installation of facilities or fixtures, or require changes to Terminal's normal operating procedures related to the environmental impact of the storage and handling of Customer's Product or the general class of products which includes Customer's Product, Terminal shall notify Customer of the necessity and cost of such installation of facilities or fixtures, or changes in operating procedures and Customer and Terminal shall work, in good faith, to provide such installation or facilities or fixtures, or to make such necessary changes to Terminal's operating procedures, and to adjust the compensation hereunder to reflect Terminal's additional costs of compliance. In the event Customer or Terminal decides that the increase in cost or change in operating procedure, due to new environmental regulations, is onerous or prohibitive, either may cancel this contract upon sixty (60) days written notice. Customer expressly relieves Terminal of any and all obligations hereunder to provide facilities and/or services when such facilities and/or services are contrary to any environmental law, regulation or ruling.

16.2 In the event that at any time during this agreement a governmental body assesses new or additional taxes upon the product stored in the Facility, the Customer may cancel this contract with sixty (60) days written notice.

                                   SECTION 17

                                  FORCE MAJEURE

17.1 Terminal shall not be liable for discoloration, contamination, damage to or destruction of the Product or property of Customer or for any delay or non-performance of its obligations under this Agreement when any of the foregoing is caused in whole or in part by Act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, blackout, governmental restraint, unavailability of equipment, and any other cause, otherwise, which is not reasonably within the control of the Terminal.

                                   SECTION 18

                                     DEFAULT

18.1 Should Customer default at any time in the prompt payment of any monies due hereunder, or in the prompt performance and observance of any of the terms or conditions of this Agreement, other than those relating to the payment of money, and any such default, not relating to the payment of money, continue for thirty (30) or more days after written notice thereof by Terminal to Customer, or should Customer go into bankruptcy, voluntary or involuntary, or be placed in the hands of a receiver, State or Federal, then and in any event, all charges for the whole unexpired term hereof shall, at the option of Terminal, become immediately due and payable. In any such event, Terminal shall also have the right, at its option, to terminate this Agreement.

18.2 Customer has right to terminate upon Terminals material breach or should Terminal go into bankruptcy voluntarily or involuntarily, or be placed in the hands of a receiver, State or Federal.

                                   SECTION 19

                                     REPORTS

19.1 Terminal agrees to provide throughout each month reports summarizing each receipt and redelivery of Customer's Product into or out of storage, including the quantities received and redelivered and tank transfers identification of each tank truck, or vessel, customer order number for redeliveries, and the date of each such transfer. At the end of each month during the term hereof, Terminal shall provide to Customer a report summarizing all Product received into storage and redelivered out of storage during that month, the beginning storage inventory, the ending storage inventory and any gain or loss of actual physical inventory over computed inventory. In addition, Terminal shall prepare required bills of lading for each tank truck serviced, and prepare invoices for the amounts due Terminal for services performed hereunder. Terminal shall not be obligated to perform any administrative duties other than those set forth in this section unless Terminal and Customer agree, in writing, to such additional duties and compensation for their performance.

                                   SECTION 20

                    ASSIGNMENT - SUBLETTING - BINDING EFFECT

20.1 This Agreement shall not be assigned, in whole or part, by either party without the prior written consent of the other party, which shall not be unreasonably withheld.

20.2 Customer shall not sublet the Facilities set forth in Section 1. hereof without the prior written consent of Terminal.

20.3 This Agreement shall be binding upon and shall operate for and in use to the benefit of the parties hereto and their respective successors and assigns.

                                    SECTION 21

                                  MODIFICATION

21.1 This agreement shall not be modified or changed except by the written instrument executed by a duly authorized officer of each of the parties hereto.

                                   SECTION 22

                                     NOTICES

22.1 Any notice, request, consent and other communication required hereunder shall be in writing and transmitted by personal delivery, telex, telefax or registered mail at the address herein specified. Any notice hereunder shall be deemed to be received when personally delivered, twenty-four (24) hours after dispatch in the case of telex and telefax and three (3) business days after transmittal in the case of registered mail.

The address for Customer shall be:

South Dakota Soybean Processors
100 Caspian Avenue
P.O. Box 500
Volga, SD 57071
Attn: Duane Baumann

The address for Terminal shall be:

Stolthaven Chicago, Inc.
12200 South Stony Island Avenue
Chicago, Illinois 60633

From time to time, either party may designate another address for the purpose of this Agreement by mailing to the other party notice of such change of address, which shall be effective fifteen (15) days after the giving of such notice.

                                   SECTION 23

                                 SOLE AGREEMENT

23.1 This Agreement constitutes the sole and entire agreement between the parties pertaining to the subject matter hereof, the Product and the Facilities, activities, operations or services to be provided by or on behalf of Terminal, and effective as of the commencement of the term hereof, supersedes and cancels any and all other oral or written agreements or understandings between or assumed by the parties or either of them with respect to the foregoing matters or any part thereof.

IN WITNESS THEREOF, the parties have executed this Agreement as of the date set forth above.

STOLTHAVEN CHICAGO INC.                SOUTH DAKOTA SOYBEAN PROCESSORS


BY: /s/ Timothy Berens                 BY: /s/ Rodney Christianson
TITLE: General Manager                 TITLE: CEO
DATE: March 26, 2001                   DATE: March 28, 2001

STOLTHAVEN CHICAGO INC.

A subsidiary of               12200 South Stony Island Ave.       Tel:  + 1 773-646-4440
Stolt-Nielsen S.A.            Chiago, IL 60633                    Fax:  + 1 773-646-4561
                              U.S.A.                              www.stoltnielsen.com

BY AIRBORNE EXPRESS

September 14, 2001

Duane Baumann
South Dakota Soybean Processors
100 Caspian Avenue
P.O. Box 500
Volga, SD 57071

TERMINAL AGREEMENT DATED APRIL 15, 2001

Dear Sirs:

We refer to the above Terminal Agreement by and between Stolthaven Chicago Inc. (the "Company") and you, as customer, providing for the storage of your products at the Company's Chicago Terminal.

This is to inform you that the Company is now in negotiations with Kinder Morgan Liquids Terminals LLC ("Kinder Morgan") to sell all of its assets to Kinder Morgan. A non-binding Letter of Intent between the Company and Kinder Morgan was signed in July, due diligence by Kinder Morgan has been completed and the parties are proceeding with the expectation to close the transaction on or about October 5, 2001. As you may know, Kinder Morgan is the owner/operator of 17 bulk liquid terminals in the United States.

We will promptly notify you once the transaction is closed. As part of the closing, the rights, liabilities and obligations of the Company under the Terminal Agreement for matters initially arising and attributable to periods after the closing will be assigned by the Company and assumed by Kinder Morgan, and, subject to the foregoing, Kinder Morgan will thereafter by responsible for the performance of the Agreement in accordance with the terms thereof. Both the Company and Kinder Morgan believe that the standard of performance under the Agreement will be unchanged.

Section 20.1 of the Terminal Agreement requires that any assignment by the Company as aforesaid requires your consent, such consent not to be unreasonably withheld. Accordingly, please indicate your consent to the proposed assignment of the Terminal Agreement to Kinder Morgan as aforesaid by signing and returning the duplicate copy of this letter in the space provided for below. In light of the anticipated time frame for our transaction with Kinder Morgan, we would appreciate receiving your signed consent no later than September 28, 2001.

Thank you very much for your anticipated cooperation.

Very truly yours,

STOLTHAVEN CHICAGO INC.

By    /s/ Hans P. Feringa
      Hans P. Feringa, President

We hereby acknowledge receipt of the
foregoing letter and agree to the
assignment of the aforesaid Terminal
Agreement to Kinder Morgan Liquids
Terminals LLC.

Dated:  September __, 2001

SOUTH DAKOTA SOYBEAN PROCESSORS


By   /s/ Connie Kelly
         Name: Connie Kelly
         Title: CFO